UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

ASURE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wild Basin Road

Austin TX, 78746

 (Address of principal executive offices and Zip Code)

(512) 437-2700

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 28, 2009, Asure Software, Inc. (f/k/a Forgent Networks, Inc.) (the “Company”) entered into an employment agreement with Mr. Patrick Goepel.  Pursuant to the terms of the Agreement, Mr. Goepel was engaged as Interim Chief Executive Officer effective October 1, 2009.  In addition, the Agreement stated that Mr. Goepel would become Chief Executive Officer if the Company and Mr. Goepel mutually agreed to the same prior to January 1, 2010.  As of January 1, 2010, the Company and Mr. Goepel have agreed that Mr. Goepel shall serve as Chief Executive Officer.  The terms of Mr. Goepel’s employment are as previously disclosed on the Current Report on Form 8-K filed with the SEC on September 29, 2009, and such terms are herein incorporated by reference.

On December 29, 2009, the Company entered into an employment agreement with Mr. David Scoglio, effective January 1, 2010.  Under the terms of the Agreement, Mr. Scoglio will serve as the Chief Financial Officer of the Company.  Mr. Scoglio was previously a financial consultant of the Company. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference. The summary of the Employment Agreement set forth below is qualified in its entirety by reference to the text of the Employment Agreement.

Mr. Scoglio’s Employment Agreement provides for an initial base salary of $144,000 per year.  Mr. Scoglio was also granted an option to purchase 15,000 shares of the Company’s common stock with an exercise price equal to $2.52, the fair market value (as determined by the Board of Directors) on the date of the grant. 0% percent of the shares underlying the option are fully vested as of the date of the Employment Agreement, and 5,000 shares of common stock vest every 12 months thereafter.

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Item 9.01.

Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits:

10.1

Employment Agreement between the Company and David Scoglio, dated as of December 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 4, 2010

ASURE SOFTWARE, INC.

By:     /s/ David Sandberg

Name: David Sandberg

Title: Chairman of the Board